SUB-ITEM 77Q3

AIM Moderately Conservative Allocation Fund

Due to the restrictions in the format of Form N-SAR to allow reporting of information for multiple classes of shares, this exhibit provides class level information for Items 72DD, 73A, 74U and 74V.


For period ending: 6/30/2009
File number: 811-2699
Series No.:  15

74U.  1 Number of shares outstanding (000's Omitted)
        Class A                        7,063
      2 Number of shares outstanding of a second class of open-end company shares (000's Omitted)
        Class B                          955
        Class C                        1,495
        Class R                          210
        Class Y                            4
        Institutional Class                3


74V.  1 Net asset value per share (to nearest cent)
        Class A                         8.72
      2 Net asset value per share of a second class of open-end company shares (to nearest cent)
        Class B                         8.64
        Class C                         8.66
        Class R                         8.70
        Class Y                         8.72
        Institutional Class             8.75